EXHIBIT 12.(b)
                                                                 --------------
                            GIORDANO INVESTMENT TRUST

            CHIEF EXECUTIVE AND CHIEF FINANCIAL OFFICER CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the semi-annual report ("the Report") of the Giordano Fund (the "Fund") of the Giordano Investment Trust on Form N-CSR for the period ended March 31, 2007, as filed with the Securities and Exchange Commission, the undersigned, Joseph A. Giordano, Principal Executive Officer and Principal Financial Officer of the Fund, does hereby certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


Date: May 30, 2007

                      By:
                             /s/ Joseph A. Giordano
                             ___________________________________________________
                             Joseph A. Giordano
                             Trustee, President, Treasurer, Principal Executive Officer and Principal Financial Officer of Giordano Investment Trust



     A signed original of this written statement required by Section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request. This certification is being furnished to the Commission pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report.